Exhibit 10.6
FIRST AMENDMENT TO STANDARD PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO STANDARD PURCHASE AND SALE AGREEMENT, hereinafter referred to as this “Amendment”, dated effective as of March 4, 2026 (the “Effective Date”), is made and entered into by and between SL INDUSTRIAL, LP, a Texas limited partnership (“Seller”), and XPEL, INC., a Nevada corporation (“Purchaser”).

RECITALS:

Seller and Purchaser entered into that certain Standard Purchase and Sale Agreement dated effective as of January 29, 2026 (the “Agreement”).

Seller and Purchaser now desire to amend the Agreement and enter into the agreements as more fully set forth hereinbelow.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

Section 1. Definitions and References. Terms used herein, which are not otherwise defined or modified herein but which are defined in the Agreement, shall have the meanings therein ascribed to them. The term “Agreement” as used in the Agreement or any other instrument, document or writing furnished to Seller by Purchaser shall mean the Agreement as hereby amended.

Section 2.    Deposit. The Additional Deposit is hereby increased from $1,250,000.00 to $1,500,000.00. On or before March 5, 2026, Purchaser shall deposit with the Title Company, in immediately available funds, the Additional Deposit. If Purchaser fails to timely deliver any portion of the Additional Deposit and fails to cure such default within one (1) Business Day following Purchaser’s receipt of written notice from Seller, Seller, as its sole and exclusive remedy, may at any time thereafter prior to the cure of such default terminate the Agreement by delivering written notice of termination to Purchaser, in which event the Title Company shall deliver the Initial Deposit to Seller, as Seller’s liquidated damages pursuant to the terms of Section 13.2 of the Agreement and neither party shall have any further right or obligation under the Agreement except for the Termination Surviving Obligations. Upon the Title Company’s receipt of the Additional Deposit, the Title Company is hereby authorized and directed to release and deliver the entire Deposit (being the Initial Deposit in the amount of $750,000.00 and the Additional Deposit in the amount of $1,500,000.00) to Seller. At Closing, the Deposit shall be applied to the Purchase Price.

Section 3. Property Approval Period. The Property Approval Period shall expire on the Effective Date and the Deposit (and, upon deposit, the Additional Deposit) shall become non-refundable to Purchaser, except as otherwise provided in the Agreement.

SMRH:4923-0919-4640.5	-1-
30426		98HK-432119

Section 4. Closing Date. The definition of “Closing Date” set forth in the Basic Information Summary at the beginning of the Agreement and in Schedule 1.1 of the Agreement are hereby amended and restated in their entireties, to be and read as follows:

h) Closing Date: The earlier of (i) April 30, 2026, and (ii) five (5) days following written notice from Purchaser to Seller that Purchaser is ready to close. In no event shall the Closing Date be later than April 30, 2026. The Closing Date may occur on such earlier date as Seller and Purchaser may agree upon in writing. [Section 10.1]

Section 5. Ratification. Except as expressly amended hereby, the Agreement and all rights and powers created thereby or thereunder are in all respects ratified and confirmed and remain in full force and effect. Where any paragraph of the Agreement is modified or deleted by this Amendment, any unaltered provision of such paragraph of the Agreement shall remain in full force and effect. However, where any provision of this Amendment conflicts or is inconsistent with the Agreement, the provision of this Amendment shall control.

Section 6.     Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns; (b) may be modified or amended only by a writing signed by each party hereto; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument; (e) delivery of an executed counterpart of this Amendment by email in portable document format (PDF) or DocuSign shall be as effective as delivery of a manually executed counterpart hereof; and (f) together with the Agreement, embodies the entire agreement and understanding between the parties with respect to the subject matter of the Agreement, as amended by this Amendment, and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

[Signatures on Following Page]

    IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed effective as of the Effective Date.

SELLER:

SL INDUSTRIAL, LP,
a Texas limited partnership

By:     SL Industrial GP, LLC,
    a Texas limited liability company,
    its General Partner

By: /s/ Kenneth E. Aboussie, Jr.
Name: Kenneth E. Aboussie, Jr.
Title: President

PURCHASER:

XPEL, INC.,
a Nevada corporation

By: /s/ Barry R. Wood
Name: Barry R. Wood
Title: Senior Vice President and Chief Financial Officer